Exhibit 99.1

N E W S   R E L E A S E

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Corporation Reports First Quarter 2010 Results

Waco, Texas May 17, 2010……….

Highlights:

•                  FirstCity reported first quarter 2010 earnings of $0.1 million or $0.01 per diluted share.

•                  FirstCity invested $28.4 million in portfolio acquisitions and other investments during the quarter.

•                  FirstCity has invested $6.2 million in domestic portfolio acquisitions and other investments subsequent to first quarter 2010.

•                  FirstCity has obtained preliminary approval from Bank of Scotland for a $270.0 million 3-year term loan subject to final documentation and closing.

First Quarter 2010 and Business Outlook

FirstCity reported net earnings of $0.1 million for the first quarter of 2010 (“Q1 2010”), compared to $0.6 million reported for the first quarter of 2009 (“Q1 2009”). The Company recorded diluted net earnings per common share of $0.01 in Q1 2010, compared to $0.07 of diluted net earnings per common share for the same period last year.

FirstCity’s investments of $28.4 million during Q1 2010 included $14.6 million of domestic portfolio assets with a face value of $34.5 million acquired primarily from financial institutions; $4.5 million of SBA loan advances and originations; $4.8 million of debt investments to privately-held middle-market companies; $4.4 million of equity investments in domestic portfolio companies; and $0.1 million of other equity investments. In addition, subsequent to Q1 2010, FirstCity has invested $5.3 million in domestic portfolio asset acquisitions and another $0.9 million in the form of debt and equity investments.

The Company’s unrealized future gross profit associated with its core portfolio asset business assets totaled $143.2 million at March 31, 2010. Unrealized future gross profit is a non-GAAP measure. Refer to the Schedule of Estimated Unrealized Gross Profit from Portfolio Assets on page 10 of this release for a reconciliation of this measure with the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles.

Items impacting comparability of results for Q1 2010 are as follows:

Total assets of FirstCity at the end of Q1 2010 totaled $453.5 million compared to $465.1 million at the end of the fourth quarter of 2009. However, the Company’s earning assets increased to $374.3 million at the end of March 2010 compared to $366.2 million at the end of December 2009 as a result of its Q1 2010 investment activity.

(more)

Revenues in Q1 2010 increased to $21.6 million compared to $15.7 million in Q1 2009. The Company’s revenues in Q1 2010 included $11.5 million of income and gains from Portfolio Assets, $1.4 million of interest income and gains from loans receivable, $2.0 million of fee income attributable to our loan servicing platform; and $5.6 million of revenues from our consolidated railroad and manufacturing subsidiaries. Revenues in Q1 2010 increased as a result of the increase in collections from consolidated portfolios to $37.0 million in Q1 2010 compared to $30.5 million in Q1 2009; and $4.4 million of revenues from our consolidated manufacturing subsidiary in Q1 2010 (acquired in December 2009). FirstCity’s holdings in earning assets increased to $374.3 million at the end of Q1 2010 from $346.2 million at the end of Q1 2009.

The Company recorded net impairment provisions of $2.9 million during Q1 2010 compared to $1.7 million in Q1 2009. The provisions in Q1 2010 were recorded to reflect changes in management’s estimates as to the timing and amount of projected future collections and declines in domestic real estate values. The global distribution of Q1 2010 net impairment provisions included $1.7 million for domestic assets, $0.7 million related to Latin American assets, and $0.5 million related to European assets. Net provisions in Q1 2010 were split between consolidated assets ($1.7 million) and FirstCity’s share of net provisions from unconsolidated subsidiaries ($1.2 million).

Foreign currency transaction losses of $0.5 million were recorded during Q1 2010 compared to $1.8 million of foreign currency transactions losses for the same period in 2009.

Equity in earnings of unconsolidated subsidiaries was $2.2 million in Q1 2010 compared to $0.1 million of losses for Q1 2009. This favorable increase in equity earnings from unconsolidated subsidiaries is primarily due to additional investment income and deferred tax benefits recognized on our foreign servicing entities and a significant drop in foreign currency transaction losses reported by our Latin American acquisition partnerships in Q1 2010 compared to Q1 2009.

Selected financial data for Q1 2010:

The Company’s total operating costs and expenses (excluding provision, interest and income tax expenses) increased to $15.3 million for Q1 2010 from $9.6 million in Q1 2009, primarily due to $4.8 million of costs and expenses from our consolidated manufacturing subsidiary in Q1 2010 (acquired in December 2009), and $0.4 million of additional asset-level expenses incurred in Q1 2010 compared to Q1 2009 as a result of our increased holdings in Portfolio Assets.

Total interest expense was $3.5 million in both Q1 2010 and Q1 2009. FirstCity’s average debt holdings increased to $302.2 million for Q1 2010 from $270.1 million for Q1 2009. However, interest expense remained constant due to the Company’s lower average cost of funds of 4.6% during Q1 2010 compared to 5.2% from the same period in 2009 due to a decline in market interest rates since Q1 2009.

The Company recorded an income tax benefit of $0.5 million in Q1 2010 compared to $0.4 million of income tax expense in Q1 2009. This $0.9 million favorable swing was due to the Company’s ability to recognize foreign deferred tax benefits associated with its foreign consolidated operations.

Other Corporate Matters

Credit Agreements with Bank of Scotland and BoS(USA) (collectively, “Bank of Scotland”)

As reported in our March 30, 2010 news release and in our 2009 Form 10-K filed with the SEC on the same date, Bank of Scotland extended the maturity dates of First City’s existing loan facilities to April 1, 2011, and the Company has been negotiating a term loan that allows for repayment to Bank of Scotland over time as cash flows from the underlying assets securing the loan facilities are realized. FirstCity has since obtained preliminary approval from Bank of Scotland on a $270.0 million term loan subject to final documentation and closing. The primary terms of this pending, preliminary cash flow note facility follows:

•                  Scheduled amortization of $270.0 million over 3 years ($45.0 million in the first year, $80.0 million in the second year, $80.0 million in the first nine months of the third year, and $65.0 million at maturity), with interest at LIBOR + 3.5% (LIBOR floor of 1.0%);

•                  Repayment will be supported by the Company’s future cash flows, assets and equity investments which are currently pledged to Bank of Scotland;

•                  FirstCity’s existing loan facilities with Bank of Scotland will be capped (i.e. Bank of Scotland will have no further obligation to fund the existing loan facilities);

•                  FirstCity will receive a monthly, unencumbered cash leak-through of 20% of the repayment cash flows, up to $25.0 million, after (a) payment to Bank of Scotland of interest and fees; and (b) payment of a scheduled overhead allowance to FirstCity ($1.5 million per month for the first year, $1.03 million per month for the second year, and $0.7 million per month for the third year);

•                  FirstCity will provide a limited guaranty in the amount of $75.0 million; and

•                  FirstCity will be required to maintain a minimum net worth (to be defined) of $60.0 million.

As part of the pending agreement, FirstCity expects to have in excess of $40.0 million in unencumbered cash at closing, which combined with the unencumbered cash leak-through of up to $25.0 million described above, will potentially provide the Company in excess of $65.0 million in unencumbered cash to fund future investments and operations.

FirstCity continues to negotiate with other parties to obtain additional financing and to make investments in acquisition partnerships. There can be no assurances that FirstCity will close on this pending cash flow note with Bank of Scotland for its loan facilities on terms that are acceptable to the Company, or that FirstCity will be able to obtain alternative sources of funding and investment capital on acceptable terms, if at all.

Conference Call

A conference call will be held on Monday, May 17, 2010 at 9:00 a.m. Central Time to discuss first quarter results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation First Quarter 2010 Conference Call
Date:	Monday, May 17, 2010
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page -	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites -	www.streetevents.com and,
www.earnings.com

Dial In Access:	Domestic	800-510-9836
	International	617-614-3670

	Pass code	36753093

Replay available on FirstCity’s web page (www.fcfc.com/invest.htm)

FirstCity Financial Corporation is a diversified financial services company with operations dedicated primarily to distressed asset acquisitions and special situations investments. FirstCity has offices in the U.S. and affiliate organizations in Europe and Latin America. FirstCity common stock is listed on the NASDAQ Global Select Market (NASDAQ: FCFC).

Cautionary Statement Regarding Forward-Looking Statements

FirstCity may from time to time make written or oral forward-looking statements, including statements contained in this press release, FirstCity’s filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders and in other FirstCity communications. These statements relate to FirstCity’s or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future and may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including FirstCity’s continued need for financing; availability of FirstCity’s credit facilities; FirstCity’s ability to obtain additional financing from Bank of Scotland or any other lender; and other risk factors and other risks that are described from time to time in the Company’s filings with the SEC including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K, filed with the SEC and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

FirstCity Financial Corporation

Summary of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Finance and Servicing:
Servicing fees	$2,003	$2,392
Income from Portfolio Assets	11,463	9,043
Interest income from SBA loans	268	346
Interest income from loans receivable - affiliates	954	923
Interest income from loans receivable - other	132	429
Other income	1,131	880
	15,951	14,013
Manufacturing:
Sales revenues	4,359	—
Railroad:
Operating revenues	1,265	747
Other income	—	921
	1,265	1,668
Total revenues	21,575	15,681
Costs and expenses:
Finance and Servicing:
Interest and fees on notes payable to banks	3,042	3,009
Interest and fees on notes payable to affiliates	392	433
Salaries and benefits	5,071	4,810
Provision for loan and impairment losses	1,702	1,106
Asset-level expenses	1,621	1,237
Other	3,196	3,047
	15,024	13,642
Manufacturing:
Cost of sales and operating expenses	4,836	—
Railroad:
Cost of revenues and operating expenses	568	456
Interest and fees on notes payable to bank	38	35
	606	491
Total costs and expenses	20,466	14,133
Earnings before other revenue and income taxes	1,109	1,548
Equity in earnings (loss) of unconsolidated subsidiaries	2,229	(146)
Gain on business combinations	891	—
Earnings before income taxes	4,229	1,402
Income tax expense (benefit)	(486)	410
Net earnings	4,715	992
Less: net income attributable to noncontrolling interests	4,614	348
Net earnings attributable to FirstCity	$101	$644

Basic earnings per common share are as follows:
Net earnings attributable to FirstCity stockholders	$0.01	$0.07
Weighted average common shares outstanding	9,992	9,832

Diluted earnings per common share are as follows:
Net earnings attributable to FirstCity stockholders	$0.01	$0.07
Weighted average common shares outstanding	10,093	9,833

Selected Balance Sheet Data

(Dollars in thousands)

	March 31, 2010	December 31, 2009
	(Unaudited)
Cash and cash equivalents	$58,469	$80,368
Restricted cash	1,742	1,364
Earning assets:
Portfolio Asset Acquisition and Resolution assets:
Domestic	238,693	225,406
Latin America	40,433	41,248
Europe	49,826	57,888
Special Situations Platform assets	45,389	41,688
Service fees receivable and other assets	18,920	17,112
Total assets	$453,472	$465,074

Notes payable to banks	$302,402	$305,888
Note payable to affiliate	7,838	7,838
Other liabilities	26,474	26,077
Total liabilities	336,714	339,803
Total equity	116,758	125,271
Total liabilities and equity	$453,472	$465,074

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Summary Operating Statement Data for Each Segment
Portfolio Asset Acquisition and Resolution segment:
Revenues	$14,722	$13,297
Equity in net earnings (loss) of unconsolidated subsidiaries	1,183	(985)
Gain on business combinations	891	—
Expenses	(10,126)	(10,373)
Operating contribution before provision for loan and impairment losses	6,670	1,939
Provision for loan and impairment losses	1,101	1,106
Net loss (income) attributable to noncontrolling interests	(4,476)	83
Operating contribution, net of direct taxes	$1,093	$916

Special Situations Platform segment:
Revenues	$6,810	$2,338
Equity in earnings of unconsolidated subsidiaries	1,046	839
Expenses	(6,402)	(1,409)
Operating contribution before provision for loan and impairment losses	1,454	1,768
Provision for loan and impairment losses	601	—
Net income attributable to noncontrolling interests	(138)	(431)
Operating contribution (loss), net of direct taxes	$715	$1,337

	Three Months Ended March 31,
	2010	2009
Portfolio Asset Acquisition and Resolution segment:
Revenues and equity in earnings of investments by region:
Domestic	$8,381	$9,733
Latin America	1,785	919
Europe	5,739	1,652
Canada	—	8
Total	$15,905	$12,312

Revenues and equity in earnings of investments by source:
Equity in earnings (loss) of unconsolidated subsidiaries	$1,183	$(985)
Income from Portfolio Assets	11,463	9,043
Servicing fees	2,003	2,392
Interest income from SBA loans	268	346
Interest income from loans receivable - affiliates	477	536
Interest income from loans receivable - other	—	207
Other	511	773
Total	$15,905	$12,312

Special Situations Platform segment:
Revenues and equity in earnings of investments by source:
Equity in earnings (loss) of unconsolidated subsidiaries	$1,046	$839
Interest income from loans receivable	609	608
Revenue from railroad operations	1,265	747
Revenue from manufacturing operations, net	4,359	—
Other	577	983
Total	$7,856	$3,177

Number of personnel at period end:
Domestic, Portfolio Asset Acquisition and Resolution segment	89	84
Domestic, Special Situations Platform segment	124	22
Latin America	122	126
Corporate	30	31
Total personnel	365	263

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

Portfolio Purchases and Other Investments:

							FirstCity
	Portfolio Purchases					FirstCity	Investment
			Latin		FirstCity	Investment	in Special
	Domestic	Europe	America	Total	Investment	in Other	Situations	Total
2010
1st Quarter	$18,114	$—	$—	$18,114	$14,605	$9,005	$4,790	$28,400
2009
4th Quarter	$14,608	$—	$—	$14,608	$13,188	$5,903	$3,370	$22,461
3rd Quarter	48,659	—	—	48,659	21,000	2,403	3,481	26,884
2nd Quarter	67,085	—	—	67,085	48,559	19,149	3,164	70,872
1st Quarter	70,238	—	—	70,238	64,907	6,418	2,400	73,725
Total Year 2009	$200,590	$—	$—	$200,590	$147,654	$33,873	$12,415	$193,942
Total Year 2008	$64,394	$1,823	$23,097	$89,314	$72,307	$33,007	$19,906	$125,220
Total Year 2007	$121,679	$23,199	$69,455	$214,333	$126,714	$10,476	$11,530	$148,720

Portfolio Asset Acquisition and Resolution segment:

	Three Months Ended March 31,
	2010	2009
Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$18,114	$70,238
Latin America	—	—
Europe	—	—
Total	$18,114	$70,238

	Purchase Price	FirstCity’s Investment
Historical acquisitions of Portfolios - annual:
First three months of 2010	$18,114	$14,605
2009	200,590	147,654
2008	89,314	72,307
2007	214,333	126,714
2006	296,990	144,048
2005	146,581	71,405

	March 31, 2010	December 31, 2009
Portfolio acquisition and resolution assets by region:
Domestic	$238,693	$225,406
Latin America	40,433	41,248
Europe	49,826	57,888
Total	$328,952	$324,542

Special Situations Platform segment:

	Total	FirstCity Denver’s Investment
	Investment	Debt	Equity	Total
Historical investments - annual:
First three months of 2010	$4,790	$4,750	$40	$4,790
2009	20,058	12,023	392	12,415
2008	28,750	16,650	3,256	19,906
2007	22,314	5,630	5,900	11,530

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Analysis of Equity Investments
FirstCity’s average investment:
Domestic, Portfolio Asset Acquisition and Resolution segment	$12,234	$14,824
Domestic, Special Situations Platform segment	2,224	1,385
Latin America	17,416	17,653
Europe	8,088	13,004
Europe-Servicing subsidiaries	25,144	21,938
Latin America-Servicing subsidiaries	2,433	2,969
Total	$67,539	$71,773

FirstCity’s share of equity earnings (losses):
Domestic, Portfolio Asset Acquisition and Resolution segment	$132	$1
Domestic, Special Situations Platform segment	1,046	839
Latin America	(120)	(1,644)
Europe	(620)	752
Europe-Servicing subsidiaries	2,423	169
Latin America-Servicing subsidiaries	(632)	(263)
Total	$2,229	$(146)

Selected Other Data:
Average investment in consolidated portfolio assets and loans receivable:
Domestic, Portfolio Asset Acquisition and Resolution segment	$209,780	$170,815
Domestic, Special Situations Platform segment	27,981	28,215
Latin America	18,483	19,467
Europe	18,810	12,041
Canada	—	222
Total	$275,054	$230,760

Income from consolidated portfolio assets and loans receivable:
Domestic, Portfolio Asset Acquisition and Resolution segment	$7,906	$8,772
Domestic, Special Situations Platform segment	609	608
Latin America	578	776
Europe	3,724	576
Canada	—	8
Total	$12,817	$10,740

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$288	$582
Average servicing fee	5.4%	13.1%
Latin American partnerships:
Servicing fee revenue	$1,722	$1,736
Average servicing fee %	36.7%	40.3%
Total Service Fees-Portfolio Assets:
Servicing fee revenue	$2,010	$2,318
Average servicing fee %	20.0%	26.5%
Service Fees-SBA loans:	$(7)	$74
Total Service Fees	$2,003	$2,392

Collections:
Domestic partnerships	$5,344	$4,447
Latin American partnerships	6,151	6,090
European partnerships	7,884	9,064
Partnership collections	19,379	19,601
Domestic consolidated	31,513	28,865
Latin American consolidated	275	437
European consolidated	5,236	1,162
Consolidated collections	37,024	30,464
Total collections	$56,403	$50,065

Servicing portfolio (face value) at period end:
Domestic	$892,929	$564,401
Latin America	1,459,869	918,214
Europe	1,577,991	1,267,660
Total	$3,930,789	$2,750,275

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

Summary of Consolidated Portfolio Assets (at Carrying Value) by Region and Type

	March 31, 2010
	Income-Accruing Loans		Non-Accrual Loans
	Purchased Credit-		Purchased Credit- Impaired Loans		Other
	Impaired			Cost recovery		Cost recovery
	Loans	Other	Cash basis	basis	Cash basis	basis	Real Estate	Total
United States	$23,199	$4,227	$76,965	$74,622	$1,744	$—	$31,348	$212,105

France	—	1,115	5,610	7	—	2,199	—	8,931

Germany	4,718	—	—	—	—	—	—	4,718

Mexico	—	—	—	10,370	—	—	—	10,370

Total	$27,917	$5,342	$82,575	$84,999	$1,744	$2,199	$31,348	$236,124

	December 31, 2009
	Income-Accruing Loans		Non-Accrual Loans
	Purchased Credit-		Purchased Credit- Impaired Loans		Other
	Impaired			Cost recovery		Cost recovery
	Loans	Other	Cash basis	basis	Cash basis	basis	Real Estate	Total
United States	$42,385	$5,323	$42,125	$78,165	$2,770	$—	$26,438	$197,206

France	—	1,555	—	7,648	—	2,305	—	11,508

Germany	5,225	—	—	—	—	—	—	5,225

Mexico	—	—	—	10,445	—	—	—	10,445

Total	$47,610	$6,878	$42,125	$96,258	$2,770	$2,305	$26,438	$224,384

Illustration of the Effects of Foreign Currency Fluctuations on Net Earnings

	Three Months Ended March 31,
	2010	2009
Net earnings to common stockholders	$101	$644
Foreign currency gains (losses), net:
Euro	(400)	(441)
Mexican Peso	6	(1,451)
Argentine Peso	(5)	(41)
Chilean Peso	(53)	124

Exchange rate at valuation date:
Euro	0.74	0.76
Mexican Peso	12.46	14.33
Argentine Peso	3.87	3.72
Chilean Peso	542.54	586.36

FirstCity Financial Corporation

Schedule of Estimated Unrealized Gross Profit from Portfolio Assets

March 31, 2010

(Unaudited)

	Basis in Portfolio Assets (1), (4)
($ in 000’s)	12/31/2008	12/31/2009	3/31/2010
Domestic	$153,148	190,541	196,249
Europe	29,555	32,665	26,167
Latin America	29,867	27,473	25,828
Total	$212,570	250,679	248,244

	Estimated Remaining Collections (2)
	12/31/2008	12/31/2009	3/31/2010
Domestic	$217,347	276,018	279,165
Europe	39,341	50,328	43,029
Latin America	78,211	70,398	69,255
Total	$334,899	396,744	391,449

	Estimated Unrealized Gross Profit (3)
	12/31/2008	12/31/2009	3/31/2010
Domestic	$64,199	85,476	82,915
Europe	9,787	17,663	16,862
Latin America	48,344	42,925	43,428
Total	$122,329	146,064	143,205

	Estimated Unrealized Gross Profit %
	12/31/2008	12/31/2009	3/31/2010
Domestic	29.54%	30.97%	29.70%
Europe	24.88%	35.10%	39.19%
Latin America	61.81%	60.97%	62.71%
Total	36.53%	36.82%	36.58%

This schedule provides selected information related to the Company’s ownership interests in consolidated and unconsolidated Portfolio Assets and is provided for informational purposes to provide an indication of the future potential unrealized gross profit attributable to those portfolios. In preparing this schedule, management was required to make certain estimates and assumptions surrounding the underlying assets in the Portfolios that impact the reported amounts. Such estimates and assumptions could change in the future, as more information becomes known, which could impact the reported amounts. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

(1) Basis in Portfolio Assets represents FirstCity’s share of the unamortized purchase price of the Portfolios held by the various acquisition entities, some of which are consolidated by FirstCity and others held through equity investments in unconsolidated partnerships.

(2) Estimated Remaining Collections represents FirstCity’s share of future projected net cash collections expected from the Portfolios Assets.

(3) Unrealized Gross Profit represents the excess difference between the Estimated Remaining Collections and the Basis in Portfolio Assets.

(4) FirstCity considers Basis in Portfolio Assets a useful measurement of the Company’s underlying holdings and interests in Portfolio Assets. As FirstCity’s share of Basis in Portfolio Assets is considered a non-GAAP measure, the following reconciliation is provided:

	12/31/2008	12/31/2009	3/31/2010
FirstCity’s consolidated Portfolio Assets (as reported in “Portfolio Assets” on the balance sheet of the respective Form 10-K or 10-Q)	$148,213	224,384	236,124
Noncontrolling interests in FirstCity’s consolidated Portfolio Assets (component of “Non-controlling interests” on the balance sheet of the respective Form 10-K or 10-Q)	(11,460)	(37,277)	(33,853)
FirstCity’s interest in Portfolio Assets held by Acquisition Partnerships (a component of “Assets” as reported in the “Condensed Combined Balance Sheets” tabular disclosure under the “Equity Investments” footnote of the respective Form 10-K or 10-Q)	75,817	63,572	45,973
FirstCity’s basis in consolidated and non-consolidated Portfolio Assets	$212,570	250,679	248,244